SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the  Registrant X
Filed by a Party other than the  Registrant ___
Check the appropriate box:
  X Preliminary Proxy Statement
___ Confidential,for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
___ Definitive Proxy Statement
___ Definitive Additional Materials
___ Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           Gold Banc Corporation, Inc.
                (Name of Registrant as Specified In Its Charter)
                  ---------------------------------------------
             (Name of Person(s) Filing Proxy Statement if other than
                                 the Registrant)

Payment of Filing Fee (Check the appropriate box)
  X  No fee required
___  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)Title of each class of securities to which transaction applies:______________________

     (2)Aggregate number of securities to which transaction applies:______________________

     (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________________________

     (4)Proposed maximum aggregate value of
        transaction:_____________________________

     (5)Total fee paid:____________________________________________

___    Fee paid previously with preliminary materials.
___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)Amount Previously Paid:______________________________________________
        (2)Form, Schedule or Registration Statement No.:________________________
        (3)Filing Party:________________________________________________________
        (4)Date Filed:__________________________________________________________

                       [GOLD BANC CORPORATION, INC. LOGO]



                           GOLD BANC CORPORATION, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held April 28, 1999

     The Annual Meeting of stockholders of Gold Banc Corporation, Inc. (the "Company") will be held in Pavilion I at the Ritz Carlton, 401 Ward Parkway, Country Club Plaza, Kansas City, Missouri, on the 28th day of April, 1999, at 10:00 a.m. local time for the following purposes:

     1.   To elect three Class III Directors to serve for a term of three years.

     2. To consider an amendment to the Company's Restated Articles of Incorporation to increase the authorized capital stock.

     3. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the 1999 fiscal year.

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

     You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please sign and date the enclosed proxy and promptly return it in the envelope provided. No postage is necessary if mailed in the United States. If you are a stockholder of record and attend the meeting, we will be glad to cancel your proxy so that you may vote in person. We look forward to seeing you at the meeting.


                                     By Order of the Board of Directors,


                                     /s/ Keith E. Bouchey
                                     Keith E. Bouchey
                                     Corporate Secretary

Leawood, Kansas
March ___, 1999

                           GOLD BANC CORPORATION, INC.
                                11301 Nall Avenue
                              Leawood, Kansas 66211

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Stockholders
                            to be held April 28, 1999

                               GENERAL INFORMATION

     This proxy statement is being furnished on or about March ___, 1999 in connection with the solicitation of proxies by the Board of Directors of Gold Banc Corporation, Inc., a Kansas corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held in Pavilion I at the Ritz Carlton, 401 Ward Parkway, Country Club Plaza, Kansas City, Missouri, at 10:00 a.m. on Wednesday, April 28, 1999. In order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting and to be able to transact business at the meeting, the Company's Board of Directors is soliciting proxies. Upon execution and return of the enclosed proxy, the shares represented by it will be voted by the persons designated therein as proxies, in accordance with the stockholder's directions. A stockholder may vote on a matter by marking the appropriate box on the proxy or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter.

     The enclosed proxy may be revoked at any time before it is voted by (i) so notifying the Secretary of the Company, (ii) exercising a proxy of a later date and delivering such later proxy to the Secretary of the Company prior to the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Unless the proxy is revoked or is received in a form that renders it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

     Employees of the Company and its affiliates who participate in either the Gold Banc Corporation, Inc. Employee Stock Ownership Plan and Trust or the Gold Banc Corporation, Inc. Employee's 401(k) Plan may vote shares of common stock of the Company credited to their account by instructing The Trust Company of St. Joseph, Missouri, the trustee of the plans. The proxy card will serve as the instruction card. The trustees of each plan will vote such shares in accordance with duly executed instructions received by April 21, 1999. The trustee at its discretion will vote shares credited to a participant's account for which no instructions are received. Each participant may revoke previously given voting instructions by filing with the trustee a written notice to that effect by April 21, 1999.

     The Company will bear the cost of solicitation of proxies, which will be principally conducted by mail; however, certain officers of the Company may also solicit proxies by telephone, internet, facsimile or personal interview. Such cost may also include ordinary charges and expenses of brokerage firms and others for forwarding soliciting material to beneficial owners.

     On March 15, 1999, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had outstanding and entitled to vote ___________ shares of common stock, par value $1.00 per share (the "Common Stock"). Each outstanding share of Common Stock entities the record holder to one vote.

           CERTAIN BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

     The following table sets forth information as of February 28, 1999 concerning the shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power over the shares listed.

Name and address                     Number of Shares       Percentage of Shares
of Beneficial Owner                  Beneficially Owned     Beneficially Owned
-------------------                  ------------------     ------------------
Michael W. Gullion(1)...............      1,840,735                10.66%
11301 Nall Avenue
Leawood, Kansas  66221

William R. Hagman, Jr. (2)..........        854,607                 4.97%
224 Via Napoli
Naples, Florida  34105

William Wallman(3)..................        441,402                 2.57%
538 West Mary
Beatrice, Nebraska  68310

William F. Wright(3)................        322,620                 1.88%
1431 Stratford Court
Del Mar, California  92014

Allen D. Petersen(3)(4).............        311,256                 1.81%
1220 West County Line Road
Barrington Hills, Illinois  60010

Keith E. Bouchey(5).................         72,200                   *
11301 Nall Avenue
Leawood, Kansas  66211

D. Michael Browne (6)...............         60,106                   *
6450 Campbell Drive
Lincoln, Nebraska  68510

Name and address                     Number of Shares       Percentage of Shares
of Beneficial Owner                  Beneficially Owned     Beneficially Owned
-------------------                  ------------------     ------------------

Malcolm M. Aslin....................             100                   *
11301 Nall Avenue
Leawood, Kansas  66211

Directors and executive officers
    as a group (8  persons)..........      2,835,548                16.38%
________________________
*        Less than 1%.

(1) Includes: (i) 1,067,278 shares for which Mr. Wallman, Mr. Petersen, Mr. Wright or The Lifeboat Foundation are the record owners and that are subject to the terms of agreements granting Mr. Gullion voting control over such shares; (ii) 21,332 shares held by the Gold Banc Corporation, Inc. Employee Stock Ownership Plan and Trust that are not allocated to individual accounts and over which Mr. Gullion, as Plan Administrator, has voting control; (iii) 1,422 shares owned by Mr. Gullion's wife, as custodian for their children under the Kansas Uniform Transfers to Minors Act; (iv) 711 shares owned by Mr. Gullion's child, and (v) 84,000 shares that can be acquired pursuant to options that are presently exercisable.

(2) Includes: (i) 518,641 shares for which Dorothy F. Hagman, Trustee u/t/a 9/13/82; Phyllis Estrada, Trustee u/t/a 9/3/82; John R. Hagman, Trustee u/t/a 12/19/97; Susan G. Hagman, Trustee u/t/a 12/19/97; Sharon R. Redmond and Richard I. Redmond, JTWROS; Hagman Associates, L.P., of which Mr. Hagman is Managing Partner; and H&H Investment Partnership, of which Mr. Hagman is a partner, are the record owners and that are subject to the terms of proxies granting Mr. Hagman the right to vote such shares; (ii) 100,001 shares owned by the Hagman Family Irrevocable Trust #1, of which Mr. Hagman is co-trustee; (iii) 117,649 shares owned by the Hagman Family Irrevocable Trust #2, of which Mr. Hagman is co-trustee; and (iv) 118,316 shares owned by William R. Hagman, Jr., Trustee u/t/a 12/19/86.

(3) Subject to the terms of an agreement granting Mr. Gullion voting control over such shares; includes 2,600 shares that may be acquired pursuant to options that are presently exercisable.

(4) 308,656 of these shares are owned by The Lifeboat Foundation. Mr. Petersen is one of three directors of The Lifeboat Foundation. The Lifeboat Foundation has granted Mr. Gullion an irrevocable proxy to vote each of these shares. Mr. Petersen disclaims beneficial ownership of the shares owned by The Lifeboat Foundation.

(5) Includes: (i) 30,000 shares held in the name of Holyrood Bancshares, Inc., of which Mr. Bouchey is a director, officer and stockholder; (ii) 1,200 shares owned by children of

     Mr. Bouchey; and (iii) 30,000 shares that may be acquired pursuant to options that are presently exercisable.

(6) Includes: (i) 33,486 shares owned by the D. Michael Browne Trust #1, of which Mr. Browne is trustee; (ii) 24,020 shares owned by the Susan C. Browne Trust #1, of which Mr. Browne is trustee; and (iii) 2,600 shares that may be acquired pursuant to options that are presently exercisable.

     Mr. Gullion has entered into an agreement with Mr. Wallman pursuant to which Mr. Wallman has granted to Mr. Gullion an irrevocable proxy to vote all shares of Common Stock owned or subsequently acquired by Mr. Wallman. The agreement also grants to Mr. Gullion: (i) a 180-day first right of refusal in the event Mr. Wallman receives a bona fide offer from a third party to purchase some or all of the shares of Common Stock held by Mr. Wallman or certain permitted transferees to whom Mr. Wallman may transfer shares; and (ii) in the event Mr. Wallman dies, a 180-day option to purchase some or all of the shares of Common Stock held by Mr. Wallman or certain permitted transferees to whom Mr. Wallman may transfer shares. This agreement terminates on the earlier to occur of: (i) the date Mr. Gullion ceases to be Chairman and/or Chief Executive Officer of the Company; or (ii) six months after Mr. Wallman's death.

     Mr. Gullion has also entered into an agreement with Mr. Wright, Mr. Petersen and The Lifeboat Foundation pursuant to which Mr. Wright, Mr. Petersen and The Lifeboat Foundation have granted to Mr. Gullion an irrevocable proxy to vote all shares of Common Stock owned or subsequently acquired by Mr. Wright, Mr. Petersen or The Lifeboat Foundation. Such proxy continues until the earlier of: (i) the date Mr. Gullion ceases to be Chairman and/or Chief Executive Officer of the Company; or (ii) termination of the agreement as described below. The agreement grants to Mr. Gullion a 90-day first right of refusal in the event either Mr. Wright, Mr. Petersen or The Lifeboat Foundation receives a bona fide offer from a third party to purchase, or proposes to sell on the public market, some or all of the shares of Common Stock held by such individual or by certain permitted transferees to whom such individual may transfer shares. The agreement also grants to Mr. Wright and Mr. Petersen a 90-day first right of refusal in the event Mr. Gullion receives a bona fide offer from a third party to purchase, or proposes to sell on the public market, some or all of the shares of Common Stock held by Mr. Gullion or certain permitted transferees to whom Mr. Gullion may transfer shares. The agreement terminates in 2006.

                         ITEM 1 - ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, elected for terms of three years and until their successors are elected and qualified. Three Class III directors are to be elected at the Annual Meeting. The proxies named in the accompanying proxy intend to vote for the election of Michael W. Gullion, William Wallman and William R. Hagman, Jr. In the event Messrs. Gullion, Wallman or Hagman should become unavailable for election, which is not anticipated, the proxies will be voted for such substitute nominee as may be nominated by the Board of Directors. The three nominees for election as Class III directors who receive the greatest number of votes cast for election of directors at the meeting, a quorum being present, shall be elected directors of the Company. Abstentions, broker nonvotes and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes.

INFORMATION CONCERNING NOMINEES

     The following table sets forth information about the nominees to the Board of Directors.

CLASS III - TERM EXPIRING 2002

                                 Principal Occupation and
Name                     Age     Five-Year Employment History
----                     ---     ----------------------------

 Michael W. Gullion      44      Mr. Gullion has served as
                                 Chairman of the Board of Directors and Chief
                                 Executive Officer of the Company since its inception and served as the Company's President until February 10, 1999. Mr. Gullion is the son-in-law of William Wallman.

William Wallman          75      Mr. Wallman has served as a director
                                 of the Company since November 1989. For more than five years Mr. Wallman has been the President and owner of Wallman
                                 Chrysler-Plymouth, Inc., a car dealership located in Beatrice, Nebraska. Mr. Wallman is the father-in-law of Mr. Gullion.

William R. Hagman, Jr.  63       Mr. Hagman has served in an
                                 advisory capacity to the Board of Directors since November 12, 1998. Since September 1996
                                 Mr. Hagman has also served as an advisory director of The First State Bank and Trust
                                 Company, a wholly-owned subsidiary of the Company. For more than ten years Mr. Hagman served as a director of City National Bank in Pittsburg, Kansas until September 1996. For more than five years Mr. Hagman has been the President of Hagman Companies, Inc., a wholesale distribution business located in
                                 Pittsburg, Kansas.

THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE  "FOR"  EACH OF THE NOMINEES LISTED
ABOVE.

INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

     The following tables set forth information about the directors who are continuing in office for the respective periods and until their successors are elected and qualified.

CLASS I - TERM EXPIRING 2000

                                 Principal Occupation and
Name                     Age     Five-Year Employment History
----                     ---     ----------------------------
Keith   E. Bouchey       48      Mr. Bouchey was elected to the
                                 Board of Directors of the Company on May 30,
                                 1996. He has served as the Executive Vice
                                 President, Chief Financial Officer and
                                 Corporate Secretary of the Company since joining the Company in November 1995. Prior to joining the Company, Mr. Bouchey had been, since August 1977, a principal of GRA, Thompson, White & Company, P.C., a regional bank accounting and consulting firm, where he served on the executive committee and as the managing director of the firm's regulatory services practice.

William F. Wright        56      Mr. Wright was elected as a
                                 director of the Company on May 30, 1996. For more than five years Mr. Wright has served as the Chairman of the Board of AMCON Distributing
                                 Company, a wholesale distributor headquartered in Omaha, Nebraska.

Malcolm M. Aslin         51      Mr. Aslin was appointed to the
                                 Board of Directors on February 11, 1999. He has served as President and Chief Operating Officer of the Company since February 10, 1999. From
                                 October 1995 until February 10, 1999, Mr. Aslin served as (i) Chairman of the Board of Western
                                 National Bank and Unison Bancorporation, Inc.
                                 in Lenexa, Kansas and (ii) Chairman and
                                 Managing Director of CompuNet Engineering,
                                 L.L.C., an Overland Park, Kansas computer service business the Company expects to acquire, subject to regulatory approval. From
                                 May 1994 until May 1995 Mr. Aslin served as
                                 President of Langley Optical Company, Inc., a wholesale optical laboratory located in Lenexa, Kansas. Prior to purchasing Langley Optical
                                 Company, Mr. Aslin spent more than 22 years in
\                                various positions with UMB Banks and United
                                 Missouri Financial Corporation, including
                                 President and Chief Operating Officer of United
                                 Missouri Bancshares, Inc. and President of
                                 UMB's Kansas City bank, United Missouri Bank of
                                 Kansas City, N.A.

CLASS II - TERM EXPIRING 2001


                                 Principal Occupation and
Name                     Age     Five-Year Employment History
----                     ---     ----------------------------

D. Michael Browne        46      Mr. Browne has served as a
                                 director of the Company since November 1989.
                                 For more than five years Mr. Browne has been the Chairman and Chief Executive Officer of
                                 Consortia, Ltd. (formerly Mike Browne
                                 International LTD), a direct marketing and advertising agency located in Lincoln,
                                 Nebraska.

Allen D. Petersen        58      Mr. Petersen was appointed to
                                 the Board of Directors of the Company on July
                                 31, 1997. Mr. Petersen previously served in an advisory capacity to the Board of Directors.
                                 For more than five years Mr. Petersen has been the Chairman and Chief Executive Officer of
                                 American Tool Companies located in Chicago,
                                 Illinois.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors during 1998 consisted of an Audit Committee, Compensation Committee and Nominating Committee.

     The Audit Committee consists of Messrs. Browne and Wallman. The Audit Committee annually makes recommendations to the Board regarding the appointment of independent auditors of the Company and reviews the results and scope of audits.

     The Compensation Committee consists of Messrs. Browne, Petersen and Wright. The Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding compensation arrangements with the executive officers of the Company.

     The Nominating Committee consists of Messrs. Bouchey, Gullion and Wright. The Nominating Committee nominates persons as candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider stockholder nominees to the Board of Directors. Stockholders may nominate persons to serve on the Board of Directors by following the procedures set forth in the Company's Amended and Restated Bylaws. The Company has entered into employment agreements with Messrs. Gullion and Bouchey requiring the Nominating Committee to renominate them to the Board of Directors throughout the term of their employment agreements.

     During the 1998 fiscal year, the Board of Directors met four times, the Audit Committee met three times, the Compensation Committee met one time and the Nominating Committee met one time. Each of the directors attended at least seventy-five percent of the meetings of the Board of Directors. Each of the members of the committees of the Board of Directors attended at least seventy-five percent of the meetings of the committees on which they served.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company in 1998 received $8,000 annually, $1,000 per meeting attended, $500 per telephonic meeting and options to purchase 3,000 shares of the Company's Common Stock at an exercise price of $12.13 per share for serving on the Board of Directors. The option awards, originally granted for 1,500 shares at an exercise price of $24.25 on February 11, 1998, were subsequently adjusted by the Compensation Committee following a 100% stock dividend in the form of a two-for-one stock split on May 18, 1998 to prevent the diminution or dilution of such awards under the Company's 1996 Equity Compensation Plan. In addition, the Company reimburses directors for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. Employees of the Company receive no additional compensation for serving as a director.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1998, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board's Compensation Committee, nor did any current or past officers of the Company serve on the Compensation Committee.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") is composed of three independent non-employee Directors. The Committee is responsible for setting and administering executive officers' salaries and the annual bonus and long-term incentive plans that govern the compensation paid to executives of the Company.

COMPENSATION PHILOSOPHY

     The Company's compensation programs are designed to provide executives with a competitive base salary and with incentives linked to the performance of the Company and the individual. The Committee previously engaged the services of an independent compensation consultant to assist it and has developed the following guidelines for establishing executive compensation:

     Competitiveness: Base salaries for executives should be reasonably commensurate with those paid by comparable companies.

     Entrepreneurialism: Each executive will have the opportunity to earn total annual compensation, including bonuses, at approximately the 75th percentile of comparable companies.

     Long-Term Incentives: In order to create a sense of executive ownership in and commitment to the Company, the Committee has adopted a stock option plan that provides executives stock options.

     The Committee selects comparable companies for purposes of determining competitive compensation levels based upon their size, industry and other factors the Committee considers appropriate. These companies may or may not be included in computing the indices used to prepare the common stock performance graph on page 13 of this proxy statement.

ANNUAL COMPENSATION

     Total annual cash compensation for executive officers of the Company consists of a base salary and a potential annual cash bonus based upon a target incentive opportunity established each year by the Committee.

     The Committee approves the base salary of each executive officer on a subjective basis at a level believed to be sufficient to attract and retain qualified individuals. In making this determination, the Committee considers the executive's performance, salary levels at other competing businesses and the Company's performance. In approving salaries and incentive bonus plan payments for 1998, the Committee considered, among other matters, the Company's performance during 1998 and the compensation of similar level executives employed by comparable companies for which information was available, although the Committee did not target compensation to any particular group of these companies. The factors impacting base salary levels are not independently assigned specific weights but are subjectively considered by the Committee.

     The incentive bonus plan for executive officers consists of various objective and subjective criteria related to areas for which each such executive has responsibility as well as for Company wide performance. Under the incentive bonus plan, each executive has a target bonus percentage with an opportunity to earn up to a maximum amount approved by the Committee. The target and maximum incentive bonus opportunity is stated as a percentage of base salary. The percentage increases relative to the executive's level of responsibility within the Company. The Committee believes that this structure is appropriate given that an executive's ability to affect the overall performance of the Company increases with the level of responsibility. For executives other than the Chief Executive Officer, the executive's target incentive bonus ranges from 10% to 20% of base salary, depending upon the executive's level.

     In February of 1998, the Committee set Mr. Gullion's base salary at $250,000. His 1998 compensation also included $112, 500 (45% of his base salary) in payments earned under the Company's incentive bonus plan. Mr. Gullion received the maximum incentive available under the incentive bonus plan for 1998, based largely upon the Company's success during the year as measured by:
(i) a 107% increase in the market capitalization of the Company; (ii) a 116% growth in the Company's assets; (iii) a 144% increase in earnings; and (iv) the substantial improvement in the return on the Company's assets, when adjusted for the impact of acquisitions made during the year. For 1999, Mr. Gullion's base salary will remain $250,000. However, his target incentive bonus opportunity will be increased from 45% to 60% of his base salary.

LONG-TERM INCENTIVE COMPENSATION

     The Board of Directors and the Company believe that stock options create a mutuality of interests between the Company's executive officers and stockholders. The long-term incentive compensation for executive officers has consisted of awards of stock options granted under the Company's 1996 Equity Compensation Plan. The 1996 Equity Compensation Plan provides option recipients the right to purchase shares of Common Stock at a specified exercise price. All stock options issued to executive officers generally have exercise prices equal to the fair market value of the Common Stock on the date of the option grant. The number of options awarded to each executive was determined by reference to the group of comparable companies described above.

COMMITTEE MEMBERS

Allen D. Petersen
William F. Wright
D. Michael Browne

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation paid to or earned by the Chief Executive Officer and all other executive officers of the Company whose compensation exceeded $100,000 during the last fiscal year.



                           Summary Compensation Table
                               Annual Compensation
                                                                             Long Term
                                                                             Compensation
                                                                             Awards
Name and                        Year          Salary($)       Bonus($)(1)    Securities         All Other
Principal Position                                                           Underlying         Compensations ($)
                                                                             Options (#)
------------------            -------        ----------       -----------    -----------        -----------------

Michael W. Gullion..........    1998          $250,000        $150,000       70,000(2)           $13,687(3)
    Chief  Executive            1997          $241,000        $112,500       70,000(2)           $16,809(3)
    Officer                     1996          $186,000        $165,000        None               $15,923(3)

Keith E. Bouchey............    1998          $156,000              $0       25,000(4)            $7,162(5)
    Executive Vice              1997          $156,000         $31,000       25,000(4)            $7,841(5)
    President, Chief Financial  1996          $156,000         $31,000        None                $3,933(5)
    Officer and Corporate
    Secretary


_____________________

(1) Represents amounts earned in fiscal year. Actual cash payment is made in the following fiscal year.
(2) Original grants for 35,000 shares were adjusted following a 100% stock dividend in the form of 2-for-1 stock split on May 18, 1998 to prevent diminution or dilution of the awards as provided in the 1996 Equity Compensation Plan. As a result, shares covered by outstanding option awards were multiplied by two and the per share exercise prices of outstanding option awards were divided by two.
(3) Consists of contributions to the Company's Employee Stock Ownership Plan, matching contributions under the Company's Employees' 401(k) Plan, personal use of Company-owned automobile, and country club membership dues.
(4) Original grants for 12,500 shares were adjusted following a 100% stock dividend in the form of 2-for-1 stock split to prevent diminution or dilution of the awards as provided in the 1996 Equity Compensation Plan. As a result, shares covered by outstanding option awards were multiplied by two and the per share exercise prices of outstanding option awards were divided by two.
(5) Consists of contributions to the Company's Employee Stock Ownership Plan, matching contributions under the Company's Employees' 401(k) Plan and country club membership dues.



OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants
                                -----------------

                                                                                         Potential Realized Value
                       Number of                                                         As Assumed Annual
                       Securities       Percent of Total                                 Rates of Stock Price
                       Underlying       Options Granted     Exercise or                  Appreciation
                       Options          to Employees in     Base Price      Expiration   For Option Term
Name                   Granted(#)       Fiscal Year         ($/Share)       Date            5%            10%
----                   ----------       -----------         ---------       ----            --            ---

Michael W. Gullion     70,000(1)         37.2%              $12.13(1)   2/11/2008       $534,000       $1,353,000
Keith E. Bouchey       25,000(1)         13.3%              $12.13(1)   2/11/2008       $191,000         $483,000


(1) Options granted on February 11, 1998 were adjusted following a 100% stock dividend in the form of a 2-for-1 stock split on May 18, 1998 to prevent diminution or dilution of such awards as provided in the 1996 Equity Compensation Plan. As a result, shares covered by outstanding option awards were multiplied by two and the per share exercise prices of outstanding option awards were divided by two.


AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                       Number of
                                                                       Underlying
                                                                       Unexercised        Value of Unexercised
                                                                       Options at Fiscal  In-the-Money Options at
                                                                       Year-End (#)       Fiscal Year-End($)
                                                                       ------------       ------------------
                        Shares Acquired             Value              Exercisable/         Exercisable/
Name                      Of Exercise (#)         Received ($)         Unexercisable        Unexercisable
----                      ---------------         ------------         -------------        -------------

Michael W. Gullion               0                      0              84,000/56,000       $754,250/$182,000

Keith E. Bouchey                 0                      0              30,000/20,000        $269,375/$65,000


EMPLOYMENT CONTRACTS

     Messrs. Gullion and Bouchey (the "Executives") have entered into employment agreements with the Company (each an "Agreement"). The terms of the Agreements are three years (automatically renewed on each anniversary date of the Agreements unless either party gives notice of its intention not to renew) and provide that Mr. Gullion will be the Chairman, Chief Executive Officer and Mr. Bouchey will be Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary of the Company. Throughout the employment period, each of the Executives will be nominated by the Board of Directors for directorships and the base compensation of the Executives and their opportunity to earn incentive compensation will be at least as great as in existence prior to the effectiveness of the Agreements. An Executive may be terminated for "cause" only (as defined in the Agreement). An Executive may terminate the Agreement for "good reason", which is defined as a material breach of the Agreement by the Company. The death or disability of an Executive automatically terminates the Agreement.

     If the Company terminates an Agreement for cause or an Executive terminates without good reason, neither the Company nor the Executive has any further obligations to the other. If the Company terminates an Executive without cause (as defined in the Agreement), an Executive terminates for good reason (as defined in the Agreement), or a Change in Control (as defined below) of the Company occurs, the Company is obligated to pay the Executive three times the present value of the Executive's long and short-term compensation in place immediately prior to the termination or Change in Control, provided that such benefits cannot exceed an amount that would be subject to federal excise taxes.

     A Change in Control of the Company will be deemed to occur upon (i) the hostile replacement of at least the majority of the Board of Directors, (ii) a person acquiring 25% or more of the shares or voting power of the stock of the Company, provided such person is not an existing director or Executive or relative of such a person or does not acquire such shares or voting rights pursuant to an agreement to which the Executive is a party, or as a result of the acquisition does not become the largest stockholder of the Company, (iii) a merger or sale of substantially all of the assets of the Company or (iv) the occurrence of any other event the Board of Directors determines to be a Change in Control.

CERTAIN RELATED TRANSACTIONS

     In 1998 CompuNet Engineering, L.L.C. provided $1,127,000 in products and services to the Company and its affiliates, including computer hardware and software and services in the areas of operations consulting, local and wide area computer networks, video conferencing systems, and consolidated back office services. The Company has entered into an agreement to purchase CompuNet, subject to regulatory approval, for a purchase price of $4.3 million. It is expected that CompuNet will become a wholly-owned subsidiary of the Company. Currently, Mr. Aslin and Joseph F. Smith are the controlling owners of CompuNet. Mr. Smith is also Executive Vice President and Chief Technology Officer of the Company.

     Certain of the officers, directors and principal stockholders of the Company and its subsidiary banks, and members of their immediate families and businesses in which these individuals hold controlling interests, are customers of the Company's banks and it is anticipated such parties will continue to be customers of the banks in the future. Credit transactions with these parties are subject to review by each bank's Board of Directors. All outstanding loans and extensions of credit by the banks to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, did not and do not involve more than the normal risk of collectibility or present other features unfavorable to the banks. The aggregate balance of loans and advances under existing lines of credit to these parties was $18.7 million and $9.3 million at December 31, 1998 and 1997, respectively.

     The First State Bank and Trust Company ("First State Bank"), a wholly-owned subsidiary of the Company, is a defendant in an adversary proceeding, filed on July 23, 1998, styled Nelson v. The First State Bank and Trust Company in a bankruptcy case pending in the Federal Bankruptcy Court for the Western District of Missouri, filed on October 14, 1997, styled In re: Hagman's Inc. Hagman's Inc. was owned by William R. Hagman, Jr.'s deceased brother Kenneth R. Hagman. Until his death in September 1997, Kenneth R. Hagman served as a director of First State Bank. William R. Hagman, Jr. has had no interest, direct or indirect, in Hagman's Inc. since 1983. In the adversary proceeding, the bankruptcy trustee alleges that First State Bank received preferential transfers from Hagman's Inc. in settlement of loans and bank overdrafts of approximately $694,000 plus interest prior to the commencement of the Hagman's Inc. bankruptcy case. There is an issue as to whether First State Bank properly perfected its security interest in the debtor's inventory. First State Bank and the bankruptcy trustee have each filed motions for summary judgment on the issue of perfection. If First State Bank is successful in its motion, it will have no liability in the lawsuit. If the bankruptcy trustee is successful in its motion, First State Bank has additional defenses it intends to assert at trial. If First State Bank does not prevail in its motion, the case is set for trial on

March 18, 1999. First State Bank continues to vigorously defend the allegations and is conducting settlement discussions with the bankruptcy trustee.

COMMON STOCK PERFORMANCE

     The graph set forth below is based upon information provided by SNL Securities L.C. and compares the yearly percentage change in cumulative stockholder return of the Company's Common Stock since November 19, 1996 (the date the Company completed its initial public offering of Common Stock) against the cumulative return of the NASDAQ Stock (U.S.), the SNL $250 - $500 Million Bank Index, the SNL $500 Million - $1 Billion Bank Asset-Size Index and the SNL All Bank and Thrift Index covering the same time period. As a result of the growth of the Company in 1998 the SNL $500 Million - $1 Billion Bank Asset - Size Index was added to the performance graph this year to provide a more accurate comparison to the Company's peers. The graph is based on $100 invested on November 19, 1996 in the Company's Common Stock, the NASDAQ Stock (U.S.), the SNL $250 - $500 Million Bank Index, the SNL $500 Million - $1 Billion Bank Asset Size Index and the SNL All Bank and Thrift Index, each assuming dividend reinvestment. The historical stock price performance shown on this graph is not necessarily indicative of future performance.

[PERFORMANCE GRAPH]
                                       14

          ITEM 2 - APPROVAL OF AN AMENDMENT TO THE RESTATED ARTICLES OF
                INCORPORATION TO INCREASE THE AUTHORIZED NUMBER
                           OF SHARES OF CAPITAL STOCK

OVERVIEW; PURPOSES AND EFFECTS OF PROPOSAL

     On February 11, 1999, the Board of Directors approved a proposal to amend the Company's Restated Articles of Incorporation (the "Articles") to increase the number of authorized shares of common stock and the number of authorized shares of preferred stock from 25,000,000 to 50,000,000. There are currently no shares of preferred stock outstanding. The relative rights and limitations of the common stock and preferred stock would remain unchanged under the amendment.

     There are no plans, agreements, commitments or understandings for the issuance of the newly authorized shares at the present time. The shares could be used for general corporate purposes, including for future acquisitions, financings, stock dividends or stock splits. Aside from its ongoing review of potential acquisitions, the Board of Directors has no current plans to effect such potential actions. An additional 211,500 shares of common stock are reserved for issuance under the 1996 Equity Compensation Plan. Other than 211,500 shares reserved for issuance under the 1996 Equity Compensation Plan, the Company has no other plan or existing or proposed agreements or understandings to issue, or reserved for future issuance, any of the additional shares that would be authorized by the amendment. Unless required by law, regulation or Nasdaq rule or believed advisable by the Board of Directors, no further stockholder approval would be sought for the issuance of such shares. Holders of common stock do not have preemptive rights to subscribe for additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership interests.

     The Company believes that more acquisitions may be available to it. The increase in authorized shares will allow the Board of Directors of Company to consider and, if in the best interests of the stockholders, take advantage of any such acquisition possibilities and use Company stock as the consideration for an acquisition. In addition, the flexibility vested in the Company's Board of Directors to authorize the issuance and sale of authorized but unissued shares of common stock and/or to issue preferred stock in one or more series could enhance the Board of Directors' bargaining capability on behalf of the Company's stockholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares. Accordingly, stockholders of the Company might be deprived of an opportunity to consider a takeover proposal which a third party might consider, if the Company does not have authorized but unissued shares of common stock and authorized but unissued preferred stock.

     The Company is not aware of any present efforts to gain control of the Company or to organize a proxy contest. If such a proposal were presented, management would make a recommendation based upon the best interests of the Company's stockholders.

     The proposal to effect the amendment requires the approval of holders of at least sixty-six and two-thirds (66-2/3%) of the outstanding common stock. The text of the proposed amendment is set forth in the Appendix to this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

          ITEM 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has recommended KPMG LLP for reappointment as the independent auditors for the Company. KPMG LLP has been the independent auditor for the Company since 1996. The firm is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. Subject to stockholder approval, the Board of Directors has appointed this firm as the Company's independent auditors for the year 1999.

     Representatives of KPMG LLP are expected to attend the 1999 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

     Ratification of the appointment of KPMG LLP as the Company's independent auditors for the year 1999 will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the annual meeting. Abstentions and broker nonvotes will have the same effect as votes against the proposal. In the event stockholders do not ratify the appointment of KPMG LLP, the Audit Committee and the Board of Directors will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and shareholders holding more than ten percent of the outstanding stock of the Company are required to report their initial ownership of stock and any subsequent change in such ownership to the Securities and Exchange Commission and the Company. The Securities and Exchange Commission has established specific time deadlines for the 16(a) filing requirements. To the Company's knowledge, all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent holders were satisfied during the fiscal year ended December 31, 1998, except that one report relating to the acquisition of shares was inadvertently filed late by D. Michael Browne.

                                 OTHER BUSINESS

     As of the date of this proxy statement, management knows of no other matters to be presented at the Annual Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                          PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders intended to be presented at the next annual meeting must be received by the Company no later than November ___, 1999, in order to be considered for inclusion in the proxy statement relating to that meeting.

     This proxy statement is accompanied by the Company's 1998 Annual Report. Upon written request to the Corporate Secretary of the Company at 11301 Nall Avenue, Leawood, Kansas 66211, by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 1998 annual report on Form 10-K, together with financial statements and schedules thereto, without charge to the shareholder requesting same.



                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Keith E. Bouchey
                                     KEITH E. BOUCHEY
                                     Corporate Secretary
Dated: March ___, 1999
Leawood, Kansas

                                    APPENDIX

     The first sentence of Article Four of the Restated Articles of Incorporation, as Amended, shall be amended in its entirety to read as follows:

               1. The total number of shares of stock the Corporation has authority to issue shall be 100,000,000 shares, of which 50,000,000 shares shall be designated Preferred Stock (the "Preferred Stock") and 50,000,000 shares shall be designated Common Stock, par value $1.00 per share (the "Common Stock").

     ---------------------------------------------------------------------------


     PROXY                                                                 PROXY
                           GOLD BANC CORPORATION, INC.
           This Proxy is Solicited on Behalf of the Board of Directors

              The undersigned hereby appoints Michael W. Gullion and Keith E. Bouchey and any one of them as a Proxy or Proxies, with the power to appoint their substitutes, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Gold Banc Corporation, Inc. the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 28, 1999, or any adjournment or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                      USING THE ENCLOSED PREPAID ENVELOPE.


                (Continued and to be signed on the reverse side)

     ---------------------------------------------------------------------------

                         Please date, sign and mail your
                         proxy card as soon as possible!

                         Annual Meeting of Stockholders
                           GOLD BANC CORPORATION, INC.

                                 April 28, 1999











                     Please Detach and Mail in the Envelope
                                    Provided

   ---- ------------- ----------------- -------------------------------------- ----------------------------------------------------
   A    |X|           Please mark your
                      votes as in
                      the
                      example

   1.Election of
     Directors         FOR   WITHHOLD
                       |_|     |_|                                                                   FOR   AGAINST  ABSTAIN
   FOR ALL:(Except
   Nominee(s)                                                      2.  Amendment to the Company's    |_|     |_|     |_|
   written below:                    NOMINEES:                         Restated  Articles of
   |_|___________                          Michael W. Gullion          Incorporation to increase
                                           William Wallman             authorized capital stock.
                                           William H. Hagman, Jr.
                                                                   3.  Ratification of the selection |_|     |_|     |_|
                                                                       of KPMG LLP as the Company's
                                                                       accountants.

                                                                  4.   In their discretion, the Proxy is authorized to vote
                                                                       upon such other business as may properly come before
                                                                       the meeting and all matters incident to the conduct of
                                                                       the meeting.

                                                                       This proxy, when properly executed, will be voted in
                                                                  the manner directed herein by the undersigned stockholder.
                                                                  If no direction is made, this proxy will be voted FOR each of the nominees for director listed, FOR the amendment to
                                                                  the Company's Restated Articles of Incorporation, and FOR
                                                                  the selection of KPMG LLP as the Company's accountants.

                                                                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                  USING THE ENCLOSED PREPAID ENVELOPE.


  Signature(s)___________________________________________         SIGNATURE IF HELD JOINTLY ____________, 1999

   NOTE:    Please sign exactly as name appears  above.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator,  trustee or guardian, please give full title as such.  If a corporation, please sign
            in full corporate name by President or other  authorized  officer.   If  a  partnership,   please  sign  in partnership
            name by an authorized person.


   --------------------------------------------------------------------------------------------------------------------------------